UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2023

WB Burgers Asia, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56233	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, and or “The Company” refer to WB Burgers Asia, Inc., a Nevada Corporation.

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

Restatement Background

In August of 2022, the sole director of WB Burgers Asia, Inc.(the “Company”) was advised by M&K CPAs PLLC (“M&K”), its registered independent public accounting firm, that the Company’s previously issued financial statements included in its Annual Reports on Form 10-K for the year ended July 31, 2021, should be restated to correct historical errors related to the recognition of  cash received for the sale of shares, the calculation of the fair market value of shares issued, and classifications due to the recapitalization of the Company.

We determined that we would restate such financial statements to correct the accounting errors and also highlight the restatement differences resulting from the financial consolidation of the Company and its subsidiaries.

Our forthcoming Form 10-K, for the year ended July 31, 2022, will include restated audited financial statements at July 31, 2021 for the fiscal year ended July 31, 2021. It will also include the restated impacted amounts within the accompanying footnotes to the consolidated financial statements.

Our forthcoming Form 10-K, for the year ended July 31, 2022, will illustrate corrections and amendments, from the previously filed report, due to the consolidation of financial reporting to include all activity of the Company’s wholly owned subsidiary, WB Burgers, Japan Co., Ltd (“WBBJ”). WBBJ became a wholly owned subsidiary of the Company in September of 2021, after the preparation of the previous Form 10-K for the year ended July 31, 2021.

The below misstatements have been discussed with BF Borgers CPA PC, our former independent registered public accountants, and our current independent registered public accountants, M&K CPAs PLLC. Both our prior and current independent registered public accountants were provided a copy of the disclosures made herein and were given the opportunity, no later than the day of filing this Current Report on Form 8-K, to review the aforementioned misstatements/ errors and provide us a letter stating whether or not they agree with the above. We will attach any letter we receive as an exhibit to an Amended Form 8-K within two business days of receipt.

Description of misstatements

(1) Recognition of cash received for the sale of shares and recording of the related issuance of shares

We recorded adjustments for cash received for the sale of common shares that was incorrectly recognized. On July 1, 2021, cash for the purchase of 9,090,909 shares of common stock was received by related party, White Knight Co., Ltd. and was not held by the Company, via its subsidiary, until September 2021. Additionally, these shares were not issued to the purchaser on July 1, 2021 as previously reported but were issued after the fiscal year end, in October 2021.

(2) Recognition of financial activity of wholly owned subsidiary

We recorded adjustments made to the financial statements due to the consolidation of financial information with our wholly owned subsidiary.

(3) Adjustment to the fair market value of shares issued as compensation

We recorded an adjustment to the value of 1,000,000 shares of Series A preferred shares issued as compensation due to the adoption of a third party evaluation of those shares, which differed from our previous valuation.

(4) Retroactive restatements of shares cancelled and returned and shares exchanged in merger and reorganization

We recorded adjustments to the statement of owners’ equity to account for the revision, by the Company’s transfer agent, of the dates of shares cancelled and returned, and also shares exchanged pursuant to a reorganization. These retroactive date changes were due to the recapitalization of the Company pursuant to its reorganization, legally effective March 31, 2021 and when control of the Company passed from our previous controlling shareholder to our current controlling shareholder, who is our CEO and sole director, Koichi Ishizuka.

(5) Reclassification of additional paid-in capital

We reclassed the amount of expenses paid on behalf of the Company on the Statement of Cash Flows to properly report those payments as cash provided by operating activities rather than cash provided by financing activities.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

WB Burgers Asia, Inc.

Dated: May 26, 2023	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer